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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CH2M HILL COMPANIES, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

PROXY STATEMENT

TABLE OF CONTENTS

Notice of Annual Meeting
General Information
Proposal 1—Election of Directors
Code of Ethics
Board of Directors
Committees of the Board
Report of the Audit Subcommittee
Report of the Compensation and Work Force Committee on Executive Compensation
Directors' Compensation
Security Ownership of Certain Shareholders and Management
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Deferred Compensation Plans
Retirement Plans
Stock Performance Graph
Proposal 2—Ratification of Appointment of Independent Auditors
Proposal 3—Other Business
Section 16(a) Beneficial Ownership Reporting Compliance

CH2M HILL COMPANIES, LTD.
9191 South Jamaica Street
Englewood, CO 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CH2M HILL Companies, Ltd. will be held on Tuesday, May 9, 2006 at 8:00 a.m. Mountain Daylight Time, at CH2M HILL's headquarters, 9191 South Jamaica Street, Englewood, Colorado 80112 for the following purposes:

  1.
  To elect five Directors to serve for three-year terms.

  2.
  To ratify the appointment of KPMG LLP as the independent auditors of CH2M HILL for the year ending December 31, 2006.

  3.
  To transact any other business that may properly come before the meeting at the time and place scheduled or, should the meeting be adjourned, at such time and place as it may be resumed.

        Only shareholders of record owning shares of CH2M HILL's common stock at the close of business on March 24, 2006 will be entitled to vote at this meeting or at any postponements or adjournments thereof.

        Your proxy is very important. You may vote your shares via the Internet, by telephone or by proxy card. Please see the accompanying instructions for more details on electronic and telephonic voting. Your proxy is revocable at any time prior to its use and the giving of your proxy will not affect your right to vote the shares you hold in your name if you decide to attend and vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Samuel H. Iapalucci Executive Vice President, Chief Financial Officer and Corporate Secretary
Englewood, Colorado March 24, 2006

CH2M HILL COMPANIES, LTD.
9191 South Jamaica Street
Englewood, CO 80112

PROXY STATEMENT

General Information

        This proxy statement is being furnished to CH2M HILL Companies, Ltd. shareholders in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Shareholders of CH2M HILL to be held on May 9, 2006, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The record date for determining shareholders entitled to vote at the 2006 Annual Meeting was established by the Board of Directors to be March 24, 2006.

        Your proxy is being solicited by CH2M HILL's Board of Directors. This proxy statement and the accompanying materials are being delivered electronically or mailed to shareholders on or about April 3, 2006.

What is the Purpose of the Annual Meeting?

        At our annual meeting, shareholders will have the opportunity to act on the matters discussed in the accompanying Notice of Annual Meeting of Shareholders. CH2M HILL's management also will report on CH2M HILL's financial results and respond to questions from shareholders.

What Information Will I Receive?

        We have included in this mailing a copy of the 2005 Annual Report to Shareholders on Form 10-K. The Annual Report includes audited financial statements for the year ending December 31, 2005 and other information about CH2M HILL. The Annual Report is not a part of the Proxy materials.

Who Can Attend the Meeting?

        All shareholders of record as of March 24, 2006 or their duly appointed proxies, may attend the meeting.

Who is Entitled to Vote?

        Only shareholders of record owning shares of CH2M HILL common stock at the close of business on the record date, March 24, 2006, are entitled to vote at the meeting. Such shareholders will be able to vote only CH2M HILL shares of common stock that they held on the record date. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 32,764,780 shares of CH2M HILL's common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How Do I Vote?

        If you are a holder of record of CH2M HILL shares of common stock as of March 24, 2006 you can vote in one of four ways:

  1.
  Vote by Internet—follow the instructions on the Internet at www.proxyvoting.com/ch2m

  2.
  Vote by phone—call toll-free 1 (866) 540-5760

  3.
  Vote by proxy card—mark, sign, and date your proxy card and return it promptly

  4.
  Vote in person—if you attend the meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided

Can I Change my Vote After I Return my Proxy Card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of CH2M HILL at 9191 South Jamaica Street, Englewood, CO 80112 either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by May 9, 2006 at 8:00 a.m. Mountain Daylight Time. Your proxy also will be revoked if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Vote my 401(k) Plan Shares?

        If you participate in the CH2M HILL Retirement and Tax-Deferred Savings Plan, you have the right, if you choose, to instruct the trustee of the Plan how to vote the shares of common stock credited to your Plan account as well as a pro-rata portion of common stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of the Plan should be made by voting as discussed in "How Do I Vote?" above. The trustee of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustee no later than 5:00 p.m. Mountain Daylight Time on May 5, 2006. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted pro rata according to the voting instruction of other Plan participants. You may also revoke previously given instructions by filing with the trustee of the Plan no later than 5:00 p.m. Mountain Daylight Time on May 5, 2006 either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How will my proxy be voted?

        Unless you give other instructions on your proxy card, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board of Directors as discussed in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How many votes are required for each proposal?

        With respect to Proposal 1, a nominee for Director must receive the number of votes equal to a majority of the shares present or represented at the meeting and entitled to vote to be elected. Cumulative voting is not permitted in the election of Directors.

        Proposal 2 will be approved and adopted if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

How are abstentions treated?

        A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted on that matter, although they will be counted for purposes of determining whether there is a quorum. Accordingly, in the election of Directors, an abstention or "Withhold Authority" vote will have the effect of a negative vote. With respect to Proposal 2, an abstention will have no effect on the outcome of the vote because that proposal will be approved by a majority of the votes cast.

How will proxies be solicited?

        Proxies will be solicited through electronic delivery or by mail, for those who do not have access to email. The cost of solicitation of the proxies will be paid by CH2M HILL. Officers, directors and regular employees of CH2M HILL, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. CH2M HILL has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

Proposal 1. Election of Directors

        CH2M HILL's articles of incorporation and bylaws provide that our Board of Directors shall consist of at least nine and no more than thirteen members. The size of the Board may be changed from time-to-time by the resolution of the Board of Directors. The current number of Directors is thirteen. Four directors are outside independent directors and nine directors are employee shareholders. The bylaws provide that the Directors shall be elected to three-year staggered terms by dividing the Directors into three classes as equal in number as possible. Each Director shall serve until his/her respective successor is elected and qualified. A decrease in the number of Directors shall not shorten the term of any incumbent Director.

        In November 2004, the Board of Directors designated Jerry D. Geist as an independent Lead Director, for a one year term ending on December 31, 2005. The Board of Directors reappointed Mr. Geist for an additional one year term ending December 31, 2006. As a Lead Director, Mr. Geist is responsible for providing leadership to independent directors, facilitating communication and collaboration among them and acting in an advisory capacity on issues of Board governance and operations.

        According to CH2M HILL bylaws, the insider directors are nominated by the specially designated Nominating Committee of the Board, while the outside directors are nominated by the entire Board. Our Nominating Committee convened pursuant to procedures outlined in our bylaws, and nominated Mark A. Lasswell, Joan M. Miller and Ralph R. Peterson for election as directors for three-year terms expiring in 2009 and until their successors are elected and qualified or their earlier retirement, death, resignation or removal. The Board of Directors has nominated Barry L. Williams and Carolyn Chin to continue their service as outside Directors for a three-year term expiring in 2009. To the best knowledge of our Board of Directors, all of the nominees are, and will be, able and willing to serve. In the event that any of the five nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders will vote for such other person, if any, as may be designated by our Board of Directors, in the place and stead of any nominee who is unable to serve.

Nominees for Election as Directors

        Carolyn Chin, 58, has served as a Director of CH2M HILL since May 2003. She has been Chief Executive Officer of Cebiz since February 1999. She also has served on the Board of Directors of State Farm Bank and Holcim US since 2004. She also served as Chairman of Commtouch (NASDAQ) from

2000 until 2005. Ms. Chin's prior experience includes: MarketXT, Inc.—Executive Vice President of Marketing, Sales and Business Development; Reuters America Inc.—Executive Vice President and Chief Marketing Officer and Executive Board Member; IBM—General Manager E-Commerce, Corporate Vice President of Strategy; Citibank—Senior Vice President. She also serves on the boards of several private companies and non-profits.

        Mark A. Lasswell, 51, has served as the President of Operations Management International, Ltd. for the last two years. Prior to this assignment, Mr. Lasswell was Senior Vice President of Business Development and Technology for the Water Business Group. His professional experience includes the planning, design, and construction of water and wastewater collection and treatment systems, both for private developers and for a wide array of municipal clients.

        Joan M. Miller, 48, has served as Senior Vice President for Client Development in the Industrial Client Group for the last two years, where she leads the strategic account program. Ms. Miller has spent her entire 25-year career with CH2M HILL, serving in many capacities of management, planning, business and client development, and project management, for both federal and industrial clients. She was recently named Corporate Woman of the Year by the Colorado Women's Vision Foundation, recognizing her work with recruiting, development, and retention of women in CH2M HILL.

        Ralph R. Peterson, 61, has served as a Director and Chairman of CH2M HILL since May 2000 and as a Director for previous terms from May 1981 to May 1984 and from May 1986 to May 1991. He has served as President from 1991 until 2006 and Chief Executive Officer of CH2M HILL since 1991. During 2005, Mr. Peterson was on temporary medical leave from his duties of Chief Executive Officer and Chairman of the Board of Directors. In the third quarter of 2005, Mr. Peterson returned to active duty. Pursuant to standing resolutions of the Board of Directors, Mr. Peterson's duties as Chief Executive Officer were temporarily undertaken by Samuel H. Iapalucci, Executive Vice President and Chief Financial Officer of CH2M HILL. Mr. Peterson also serves as a Director of Kaiser-Hill Company, LLC and StanCorp Financial Group.

        Barry L. Williams, 61, has served as a Director of CH2M HILL since 1995. He has been President of Williams Pacific Ventures, Inc., a consulting firm, since 1987 and President and CEO of American Management Association from 2000 until mid-2001. Mr. Williams has served as Senior Mediator for JAMS/Endispute since 1993 and a visiting lecturer for the Haas Graduate School of Business, University of California since 1993. Mr. Williams has acted as a general partner of WDG, a California limited partnership, from 1987 to 2002 and a general partner of Oakland Alameda Coliseum Joint Venture since 1998. He also serves as a Director of PG&E Corp., Northwestern Mutual Life Insurance Company, Simpson Manufacturing Company, SLM Corporation, R.H. Donnelley Corporation and several private and not-for-profit organizations.

The Board of Directors unanimously recommends that the shareholders vote FOR the appointment of nominees to the Board of Directors.

Current Directors

        Robert W. Bailey, 50, has been an employee of CH2M HILL since 1984 and has served in a wide range of project management and regional management roles. During the last 5 years, Mr. Bailey has served as the Southeast Regional Manager, the Southeast Regional Water Business Group Manager and as the Southeast Regional Client Executive for a number of major clients. Mr. Bailey's term expires in 2008.

        Robert G. Card, 53, was an employee of CH2M HILL from 1974 to 2001 and served as a Director of CH2M HILL from March 1996 to May 1999 and May 2000 to May 2001 when he left CH2M HILL to serve as the Under Secretary in the U.S. Department of Energy. Mr. Card worked for the U.S. Department of Energy between 2001 and 2003. When Mr. Card re-joined CH2M HILL in

September 2004, he was the President of The Card Group—a strategic advisory services firm for markets, policy and technology in energy and the environment. He currently serves as Senior Vice President of CH2M HILL, President of CH2M HILL International, Ltd. and Senior Vice President of CH2M HILL, Inc. He also holds positions as a Senior Advisor to CSIS (the Center for Strategic and International Studies) and as a Non Resident Senior Fellow of The Brookings Institute. From May 1996 to April 2001, Mr. Card served as the Chief Executive Officer of Kaiser-Hill Company, LLC and as a Director of Kaiser-Hill Funding Company, LLC. Mr. Card's term expires in 2008.

        William T. Dehn, 59, has served as President of CH2M HILL's North America Regions since 2003. He also served as a Senior Vice President of the Energy, Environment and Systems business from 2001 to 2003 and from 1994 to 1999 and as a Director of CH2M HILL Hanford, Inc. since 1997. Mr. Dehn has been an employee of CH2M HILL since 1968 and has served in a wide range of project management and regional management roles. Mr. Dehn has been a Director of CH2M HILL Canada Limited since 2003. Mr. Dehn's term expires in 2007.

        Donald S. Evans, 55, has served as a Director of CH2M HILL since May 2001, and from May 1990 to May 1996 and from May 1997 to May 2000, and as a Senior Vice President since 1997. Mr. Evans has served as President and Group Chief Executive of the Civil Infrastructure Client Group since January 2004. He also has served as the President of the Water business since 1995 and the Operations and Maintenance business from 1985 through 2003. Mr. Evan's term expires in 2007.

        James J. Ferris, 62, has served as a Director of CH2M HILL since May 2002 and prior to then from May 1998 to May 2001. Dr. Ferris has served as President and Group Chief Executive of the Federal Client Group and the Industrial Client Group since January 2004. He also has served as a Senior Vice President since 1995, as President of the Energy, Environment and Systems business since 1995 and President of CH2M HILL Constructors, Inc. since 1994. Dr. Ferris also serves as a Director of Kaiser-Hill Company, LLC. Dr. Ferris' term expires in 2008.

        Jerry D. Geist, 71, has served as a Director of CH2M HILL since May 1989. Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1990 through 2000. Mr. Geist was Chairman and CEO of Energy & Technology Company, Ltd. until June 2002. Mr. Geist serves as a Director of the Davis Family of Mutual Funds and is a participant and member of an investment committee for Aretê Corporation. In November 2004, the Board designated Mr. Geist as the independent Lead Director. Mr. Geist's term as a member of the Board expires in 2007.

        Susan D. King, 50, has served as Senior Vice President of Operations for Technical Services and Systems of CH2M HILL since 2006. Prior to this position she was the Chief Financial Officer of CH2M HILL Industrial Design and Construction, Inc. since 1993, and as its Secretary and Treasurer since 1995. Ms. King served as a Director of CH2M HILL from 1997 to May 2003. Ms. King's term expires in 2007.

        David B. Price, 60, has served as a Director of CH2M HILL since May 2002. He served as President of Noveon, Inc., formerly BF Goodrich Performance Materials, from February 2001 to April 2001. Prior to joining Noveon, Inc., Mr. Price served as President and Chief Operating Officer of BF Goodrich Performance Materials and Executive Vice President of the BF Goodrich Company from 1997 to 2001. Mr. Price also spent 25 years with Monsanto Company, a global chemical company, from 1972 to 1997. He currently serves as a Director of Tenneco Automotive. Mr. Price's term expires in 2008.

Other Executive Officers

        Joseph A. Ahearn, 69, served as Acting Chairman of the Board during the first half of 2005 and has served as a Senior Vice President of CH2M HILL since 1995 and as Vice Chairman of the Board of Directors since February 2001. Mr. Ahearn served as President of CH2M HILL's Transportation business between 1996 and 2003 and as CH2M HILL's Eastern Regional manager from 1994 until 1996. Mr. Ahearn also served as a Director of CH2M HILL from May 1996 to May 1999 and from May 2000 to May 2002.

        Samuel H. Iapalucci, 53, served as Acting Chief Executive Officer during the first half of 2005 and has served as Executive Vice President of CH2M HILL since February 2001, and as Chief Financial Officer and Corporate Secretary of CH2M HILL since 1994. Mr. Iapalucci served as Senior Vice President of CH2M HILL from 1994 until February 2001.

        Garry M. Higdem, 52, joined CH2M HILL in 2005 and serves as Senior Vice President of CH2M HILL, as well as President and Group Chief Executive for Engineering, Procurement and Construction. He also served as President of Ashland Paving and Construction from 2004 to 2005. Prior to Ashland Paving and Construction, he held various positions at Granite Construction and was Vice President at the time of his departure in late 2003.

        CH2M HILL's executive officers are Joseph A. Ahearn, Robert G. Card, Donald S. Evans, James J. Ferris, Garry M. Higdem, Samuel H. Iapalucci and Ralph R. Peterson.

        There are no family relationships among any of the Directors, executive officers or nominees for Director of CH2M HILL.

Corporate Governance

Code of Ethics

        We have adopted a Code of Ethics that applies to all of our senior financial officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer. The Senior Financial Officers Code of Ethics was filed as Exhibit 14.1 on Form 10-K, on February 27, 2006, and is located in the About Us/Employee Ownership Section of our web site at www.ch2m.com and a copy will be provided without charge to any shareholder upon request. We intend to disclose on our web site, or on a Current Report on Form 8-K, any amendments to or waivers of the code applicable to those of our senior financial officers to whom the Code applies within five business days following the date of such amendment or waiver. CH2M HILL also has a Business Conduct Policy that mandates code of conduct to all CH2M HILL employees. CH2M HILL maintains a confidential telephone hotline, where employees can seek guidance or report potential violations of business conduct to the CH2M HILL legal department. The hotline activity is monitored by the Board of Directors.

Board of Directors

        During the year ended December 31, 2005, the Board of Directors held four meetings. Each director attended all meetings of the Board of Directors and each of the committees of the Board of Directors on which such director served during 2005. CH2M HILL does not have a policy regarding Board members attending the annual shareholder meetings. Shareholders may communicate with the Board by directing their inquiries to CH2M HILL's Corporate Secretary at 9191 South Jamaica Street, Englewood, Colorado 80112. The inquiries will be directed to the appropriate Board members who will reply to shareholders directly.

Committees of the Board

        The Board of Directors has various standing committees, which are discussed below.

Audit and Finance Committee

        The Audit and Finance Committee held four meetings during 2005. The current director members are Robert G. Card, Carolyn Chin, Jerry D. Geist, Susan D. King, Ralph R. Peterson, David B. Price, M. Catherine Santee and Barry L. Williams (Chairman). The current non-director members are Ralph F. Cox, Cathy R. Hickey, Eugene A. Lupia and Michael A. Szomjassy.

        The Audit and Finance Committee is responsible for CH2M HILL's financial processes and internal control environment. Its responsibilities include:

  •
  Reviewing legislative or other business environment change conditions that could have a noticeable impact on CH2M HILL's financial controls and future operations,

  •
  Reviewing all acquisitions and/or investments that are valued in excess of $1.0 million,

  •
  Reviewing all individual capital expenditure items in excess of $1.0 million and monitoring capital expenditures relative to annual capital plans, and

  •
  Monitoring various financial measurements for the Company relative to established financial policies.

Audit Subcommittee

        The Board of Directors has established an Audit Subcommittee of the Audit and Finance Committee consisting entirely of outside directors, which currently includes Carolyn Chin, Jerry D. Geist, David B. Price and Barry L. Williams (Chairman). Ralph F. Cox serves as an independent consultant to the subcommittee and actively participates in committee meetings on a regular basis. The Audit Subcommittee meets independently of the Audit and Finance Committee. During 2005, the Audit Subcommittee met four times. The Board of Directors has determined that each member of the Audit Subcommittee is independent in accordance with the definition provided in the Securities and Exchange Commission's Rule 10A-3 and the National Association of Securities Dealers Rule 4200(a)(15) and complies with the requirements of the Sarbanes-Oxley Act of 2002. While certain members of the Audit Subcommittee have credentials required of a financial expert, CH2M HILL has not designated a specific financial expert. CH2M HILL concluded that it was not necessary to name one member of the Audit Subcommittee as its financial expert given the size of CH2M HILL and active participation of all qualified members of the Audit Subcommittee on financial matters. The Audit Subcommittee operates under a written charter approved by the Board of Directors. Its responsibilities include:

  •
  Appointing CH2M HILL's independent auditors,

  •
  Reviewing and evaluating the work and performance of CH2M HILL's internal auditors and its independent auditors,

  •
  Establishing procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and

  •
  Conferring with CH2M HILL's independent auditors and its internal auditors and financial officers to monitor CH2M HILL's internal accounting methods and procedures and evaluating any recommended changes therefrom.

        The following table presents fees for services rendered by our independent auditors, KPMG LLP:

	2005	2004
	(in thousands)
Audit fees(1)	$2,171	$1,942
Audit-related fees(2)	143	214

Audit and audit-related fees	2,314	2,156
Tax fees(3)	1,025	969

Total fees	$3,339	$3,125

1
Audit fees include the annual audit of the consolidated financial statements, audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, statutory audits of subsidiaries, accounting consultations, assistance with registration statements and consents.

2
Audit-related fees include benefit plan audits, accounting consultation on proposed transactions and attest services not required by statute or regulation.

3
Tax fees consist of fees for tax consultation and tax compliance services.

        All audit and non-audit services performed on our behalf by our independent auditors and all related fees are pre-approved by the Audit Subcommittee at its regularly scheduled meetings. The Audit Subcommittee designated its Chairman, Barry L. Williams, to act in its stead in those rare instances when approval of such services must be considered between regularly scheduled meetings.

Report of the Audit Subcommittee

        We have reviewed and discussed with management CH2M HILL's financial reporting process, including the system of internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. CH2M HILL's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.

        We have reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2005. We have reviewed and discussed with management and the independent auditors the review of our financial reporting and internal controls undertaken in connection with certifications by our Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of our filings with the Securities and Exchange Commission. We also reviewed and discussed other matters as deemed appropriate, involving our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission. Additionally, we have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors' independence from the Company and its management. We also have considered whether the independent auditors provision of other non-audit services to the Company is compatible with the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Subcommittee:

Barry L. Williams, Chairman
Carolyn Chin
Jerry D. Geist
David B. Price

Compensation and Workforce Committee

        The Compensation and Workforce Committee held four meetings during 2005. The current director members are Carolyn Chin, Donald S. Evans, James J. Ferris, Jerry D. Geist (Chairman), Ralph R. Peterson (non-voting member), David B. Price and Barry L. Williams. The current non-director members are Joseph A. Ahearn and Ralph F. Cox.

        The Compensation and Workforce Committee has established an Executive Compensation Subcommittee consisting entirely of outside independent directors, which members currently include Carolyn Chin, Jerry D. Geist (Chairman), David B. Price and Barry L. Williams. Ralph F. Cox serves as an independent consultant to the Subcommittee and actively participates in committee meetings on a regular basis. The Subcommittee is responsible for determining the senior executive compensation programs, including that of the Chief Executive Officer and Chairman of the Board and the other senior executive officers of CH2M HILL. The Subcommittee engages outside compensation consultants from time-to-time to advise it and CH2M HILL management on executive compensation matters.

        Total compensation for CH2M HILL senior executive officers consists of salary, annual cash and stock bonuses and long-term incentives, which include stock options and an objective performance based long-term incentive bonus of cash and stock. The annual bonus and long-term incentives introduce risk to the total senior executive compensation programs. The compensation levels determined by the Subcommittee are variable, may fluctuate significantly from year-to-year, and are directly tied to company and individual performance.

        The Subcommittee annually reviews the competitiveness of CH2M HILL's executive compensation programs within the industries in which it competes—Water, Environmental, Industrial, Transportation, and Operations and Maintenance. CH2M HILL targets a level of total compensation of its competitor group for similar positions and performance.

        The Subcommittee reviews executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Subcommittee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Subcommittee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M HILL. The Subcommittee reviews this policy on an ongoing basis.

        The Subcommittee is also responsible for issuing reports required by the U.S. Securities and Exchange Commission regarding CH2M HILL's compensation policies applicable to the Chief Executive Officer and the four other most highly compensated executive officers.

Report of the Compensation and Work Force Committee on Executive Compensation

        CH2M HILL's compensation policies are based on a philosophy of market based compensation for its employees, including its Chief Executive Officer (CEO), and other executive officers. The Company's compensation practices are designed to reward performance and facilitate attraction, retention and motivation of executive staff in a manner which furthers the financial interest of our shareholders. Our compensation policies dictate that a substantial portion of executive officers' total compensation be at risk based on performance. Executive officers' compensation contingent risk includes individual performance, business unit performance, and the performance of CH2M HILL as a whole. CH2M HILL seeks quality performance for our clients and provides steadily improving shareholder value.

        As is customary at other companies similar to CH2M HILL, a subcommittee of the Compensation and Work Force Committee consisting entirely of outside Directors (Executive Compensation Subcommittee) is responsible for establishing all compensation for the CEO, including base salary and incentive compensation. The Subcommittee is also responsible for reviewing the reasonableness of all incentive compensation recommendations made by the CEO for other executive officers. These determinations are made after considering individual, corporate and business unit performance, the performance of our competitors and other similar businesses, and other relevant market compensation data. The Subcommittee has retained the services of a well regarded executive compensation consulting firm (Independent Compensation Consultant) to assist it in carrying out its responsibilities through a comprehensive assessment of the various components of our executive compensation programs against relevant compensation data for our market. The Subcommittee, with assistance of the Independent Compensation Consultant, also utilized a variety of credible third party sources for executive compensation information and best practices to augment their own assessments.

        The CEO's and other executive officers' compensation is comprised of three major components: base salary, short-term incentive compensation, and long-term incentive compensation, including stock options. By setting the annual salaries of our executive officers at or below competitive market levels, a significant portion of compensation is reserved for incentive at risk compensation. With more than 50% of total compensation represented by "at risk" short- and long-term variable components, executive officers' compensation is heavily dependent on their individual performance, performance of the business unit they are responsible for, and the company's performance as a whole during the prior fiscal year, in the case of short-term incentive compensation and over a longer period in the case of long-term incentive compensation. The CEO's and other executive officers' incentive compensation may consist of cash, stock and stock options. Generally, annual incentives are awarded when prior fiscal year's results have been identified and reviewed against that individual's business unit performance and objective company-wide performance goals. By awarding part of the incentive pay in CH2M HILL stock, CH2M HILL seeks to encourage individuals to remain with the company, and focus on the long-term performance of CH2M HILL and maximize our shareholder value. Annual stock option and restricted stock grants are made to further encourage the focus on growing shareholder value over time. Further, the exercise price of all stock options granted is equal to the price of the common stock on the date of grant. Therefore, such stock options only have value to the extent that the price of CH2M HILL's stock increases during the term of the stock option. Additionally, annual restricted stock grants are issued at a value equal to the price of the common stock at the date of grant and generally vest over a period of five years.

        In determining the CEO's and other executive officers' compensation earned in 2005, the Subcommittee took into account CH2M HILL's performance relative to plan, performance relative to market benchmarks, how well the CEO and executive officers performed on their personal goals and objectives, and their compensation as compared to peers in the market place.

        Mr. Peterson was paid an annual base salary of $810,000 during 2005. Mr. Peterson's base salary increases to $900,000 for 2006, which represents an 11.1% increase over the prior year. During 2005, Mr. Peterson's responsibilities were temporarily assigned to the Executive Vice President/CFO, while Mr. Peterson was recuperating from an illness. During this eight month period, Mr. Peterson was nominally informed on major matters, but did not fully resume his duties until August 2005. Based on this partial year performance, Mr. Peterson was paid a prorated short-term incentive compensation award of $345,000 for 2005.

        The Subcommittee believes this prorated award was warranted based on CH2M HILL's exceptional performance against its financial market metrics during 2005—CH2M HILL's gross revenues grew by 16.1%, CH2M HILL's stock price appreciated by 25.5% and profit after tax increased by 18.6%, excluding the after tax impact of the incremental Kaiser-Hill fee earned in 2005.

        Mr. Peterson also participates in an Internal Revenue Code section 162 (m) compliant Executive Long Term Incentive Plan (ELTIP). Payment under the three year 2003 ELTIP was made in 2006 based on the incentive grant and objective performance goals set on March 18, 2003. The Subcommittee certified Mr. Peterson's performance against these previously set goals and determined that Mr. Peterson's final 2003 ELTIP award, paid in 2006, should be $933,000. This ELTIP award recognizes significant strategic accomplishments during a three year period of successful operations even with the CEO's absence during 2005.

        The Subcommittee believes that this award is in line with the objectives of CH2M HILL's ELTIP, is in strict compliance with the program's objective performance measures, and is warranted based on the Company's performance during the past three years.

        The Subcommittee awarded Mr. Peterson 10,500 stock options, in accordance with the CH2M HILL Companies, Ltd. Amended and Restated 1999 Stock Option Plan.

        Our Independent Compensation Consultant has reviewed the aforementioned 2005 compensation determinations for Mr. Peterson and advised us that even after adjustments to Mr. Peterson's salary and incentive targets, his total compensation (base salary and incentive compensation at target) for 2006 will fall below market by almost 26% when compared to the median total compensation of chief executive officers of engineering and construction companies of similar size and performance. The Subcommittee would like to emphasize that Mr. Peterson's below market compensation is not a reflection of the Subcommittee's positive opinion of Mr. Peterson's strategic performance but rather reflects the impact of Mr. Peterson's desire not to accelerate his compensation to market levels in prior years. Although the Subcommittee continues to support a philosophy of conservative and measured adjustments which allow closing the gap over time, it has determined that a more aggressive schedule of incremental adjustments are warranted over the next few years to bring Mr. Peterson's total compensation in line with the competitive market place.

        The Subcommittee also reviewed the compensation for each of CH2M HILL's executive officers in 2005. Based on the review of relevant survey data and advice received from an Independent Compensation Consultant, the Subcommittee determined that the compensation of these executive officers was within or slightly below the market level in 2005 for executives with comparable duties and responsibilities in engineering and construction companies of CH2M HILL's size. The executive officers' compensation for 2006 has been set to correspond to the market level for these positions.

        The Subcommittee believes that the compensation policies, plans and programs implemented at CH2M HILL have encouraged management to focus on the long-term financial performance of the Company and have contributed to achieving CH2M HILL's technical and financial success.

Executive Compensation Subcommittee:

Jerry D. Geist, Chairman
Carolyn Chin
David B. Price
Barry L. Williams

Executive Committee

        The Executive Committee held one meeting during 2005. The current director members are Robert G. Card, Carolyn Chin, Donald S. Evans, James J. Ferris, Jerry D. Geist, Ralph R. Peterson (Chairman), David B. Price and Barry L. Williams. Ralph F. Cox is a non-voting participant and consultant to the committee, and actively participates in committee meetings when they are held. The Executive Committee, except as limited by Oregon law, may exercise any of the powers and perform any of the duties of the Board of Directors if delegated by the Board of Directors.

Nominating Committee

        The Nominating Committee held one meeting during 2005. The current director members are William T. Dehn, Thomas G. Searle and Ralph R. Peterson (Chairman, non-voting). The current non-director members are Joseph A. Ahearn (non-voting), Robert C. Allen and Gregory T. McIntyre. The Nominating Committee is responsible for identifying and nominating employee candidates for election to the Board of Directors. The outside directors are nominated by the entire Board of Directors. The Nominating Committee's responsibilities include:

  •
  Establishing a procedure for identifying employee nominees for election to the Board of Directors. The Nominating Committee reviews the candidates for the Board of Directors identified by management and employees and proposes a nominee for each position to be filled, which is submitted to the shareholders not less than 120 days prior to the date of the annual meeting. Thereafter, 30 days is allowed for the additional nomination of candidates by petitions signed by shareholders representing at least 10% of the outstanding shares of common stock and by complying with the appropriate U.S. Securities and Exchange Commission Proxy Rules, regarding among other things, the deadlines for submitting nominee candidates.

  •
  Reviewing and recommending to the Board of Directors criteria for membership on the Board. The criteria for membership on the Board currently in effect includes, but is not limited to:

  •
  Personal characteristics of the highest caliber and proven leadership abilities.

  •
  Experience and capabilities similar to those required of senior corporate officers, including at least 15 years experience in the engineering and construction business.

  •
  Knowledgeable about the engineering and construction industry.

  •
  Knowledgeable about CH2M HILL and has worked with a broad cross section of technical and geographical issues. Capable of representing the interests of the entire enterprise in policy and governance issues.

  •
  Fits the desired makeup of the Board of Directors during the elected term, based on current issues facing the Board.

  •
  Proposing employee nominees to fill vacancies on the Board of Directors as they occur.

        The Nominating Committee has no charter. Every year when the committee starts its work for the annual board nominations, it sends a detailed description of its nominating process and qualification requirements for Board membership to all CH2M HILL shareholders and employees.

Ownership and Incentive Compensation Committee

        The Ownership and Incentive Compensation Committee held four meetings during 2005. The current director members are Robert W. Bailey, Robert G. Card, William T. Dehn (Chairman), Donald S. Evans, James J. Ferris, Susan D. King, Ralph R. Peterson, M. Catherine Santee and Thomas G. Searle. The current non-director members are Liliana Maldonado, Thomas L. Peters and Randall L. Smith.

        The Ownership and Incentive Compensation Committee's responsibilities include:

  •
  Developing policies and procedures for the Board of Directors approval governing the ownership and incentive compensation programs for CH2M HILL,

  •
  Monitoring the stock ownership program,

  •
  Monitoring the long-term incentive program,

  •
  Allocating funds for employee incentive plans,

  •
  Overseeing the Stock Option Incentive Program directly and through the Stock Option Management Committee,

  •
  Acting in synergy with the Compensation and Workforce Committee to support their determination of executive compensation, and

  •
  Recommending Board of Director actions as appropriate to achieve CH2M HILL's mission and goals.

Strategic Planning Group

        The Strategic Planning Group held four meetings during 2005. The current director members are Robert W. Bailey, Robert G. Card, Carolyn Chin, William T. Dehn, Donald S. Evans, James J. Ferris, Jerry D. Geist, Susan D. King, Ralph R. Peterson (Chairman), David B. Price, M. Catherine Santee, Thomas G. Searle, and Barry L. Williams. The current non-director members are Joseph A. Ahearn, Jeff A. Akers, Robert C. Allen, Fred M. Brune, Ralph F. Cox, Samuel H. Iapalucci and Mark A. Lasswell. The Strategic Planning Group's responsibilities include reviewing the long-range plans of CH2M HILL.

Outside Director Search/Review Committee

        The Outside Director Search/Review Committee did not hold any meetings during 2005. The current director members are Carolyn Chin, Jerry D. Geist, Susan D. King, Ralph R. Peterson, David B. Price, M. Catherine Santee and Barry L. Williams. The current non-director members are Michael D. Kennedy (Chairman) and Ralph F. Cox. The Outside Director Search/Review Committee's responsibilities include seeking qualified candidates for director who are not employees of CH2M HILL and whose backgrounds and expertise will add valuable skills and perspectives to the Board of Directors.

Directors' Compensation

        Non-employee directors of CH2M HILL received an annual retainer of $30,000 and an additional $4,000 for each committee on which they served as the chairman. The independent Lead Director, Jerry D. Geist, received an additional $15,000 in annual compensation. CH2M HILL also paid non-employee directors a meeting fee of $1,500 for attendance at each Board of Directors meeting and $1,000 for attendance at each committee meeting up to $2,000 per day. CH2M HILL may, at its discretion, award cash and stock bonuses to non-employee directors. Directors are reimbursed for expenses incurred in connection with attendance at meetings and other CH2M HILL functions. For 2005, Carolyn Chin, Jerry D. Geist, David B. Price and Barry L. Williams each received a restricted stock award equal to $42,500.

Security Ownership of Certain Shareholders and Management

        The following tables set forth information regarding the ownership of all classes of CH2M HILL's voting securities as of March 24, 2006, by (a) any person or group known to have ownership of more than five percent of the common stock and (b) beneficial ownership by Directors, Director nominees and executive officers individually and as a group.

Security Ownership of Certain Shareholders

        The following table presents information as of March 24, 2006, concerning the only known shareholder who owns five percent or more of CH2M HILL's common stock. CH2M HILL is not aware of any other beneficial owner of more than 5% of its common stock.

Name and Address of Shareholder	Title of Class	Number of Shares Held		Percent of Class
Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan 9191 South Jamaica Street Englewood, CO 80112	Common	14,575,697	(1)	44.5%

(1)
Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted pro rata in accordance with the voting instructions submitted by all other plan participants.

Security Ownership of Directors, Director Nominees and Executive Officers

        The following table sets forth information as of March 24, 2006 as to the beneficial ownership of CH2M HILL's equity securities by each Director, Director nominee and executive officer individually and as a group. None of the individuals listed below owns directly more than one percent of the outstanding shares of CH2M HILL. As a group, all Directors, Director nominees, and executive officers own 7.7% of the outstanding shares of CH2M HILL.

Name of Beneficial Owner	Common Stock Held Directly(1)	Common Stock Held Indirectly(2)	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership
Joseph A. Ahearn	76,559	102,085	23,000	201,644
Robert W. Bailey	24,022	28,688	12,275	64,985
Robert G. Card	101,605	—	3,750	105,355
Carolyn Chin	7,611	—	—	7,611
William T. Dehn	77,977	64,281	4,750	147,008
Donald S. Evans	209,426	108,331	25,500	343,257
James J. Ferris	128,161	109,102	25,500	262,763
Jerry D. Geist	15,611	—	—	15,611
Garry M. Higdem	162,825	—	—	162,825
Samuel H. Iapalucci	163,829	126,754	25,500	316,083
Susan D. King	61,439	41,970	2,250	105,659
Mark A. Lasswell	39,879	58,866	10,750	109,495
Joan M. Miller	20,786	18,206	1,250	40,242
Ralph R. Peterson	325,109	75,523	28,875	429,507
David B. Price	8,270	—	—	8,270
M. Catherine Santee	23,710	41,834	10,750	76,294
Thomas G. Searle	49,853	58,124	10,750	118,727
Barry L. Williams	13,611	—	2,000	15,611
All directors, director nominees and executive officers as a group (18 people)	1,510,283	833,764	186,900	2,530,947

(1)
Includes restricted stock held by directors and executive officers over which they maintain sole voting power but no investment power.

(2)
Includes common stock held through the Retirement and Tax-Deferred Savings Plan and the deferred compensation plan trusts.

Compensation Committee Interlocks and Insider Participation

        CH2M HILL's Executive Compensation Subcommittee was formed to establish all compensation for the CEO and for reviewing and approving all compensation recommendations made by the CEO for other executive officers. The Subcommittee members currently include Carolyn Chin, Jerry D. Geist (Chairman), David B. Price and Barry L. Williams. No interlocking relationship exists between any member of the Board of Directors or the Executive Compensation Subcommittee and the board of directors or compensation committee of any other company.

Change of Control Agreements

        The Board of Directors authorized CH2M HILL to enter into Change of Control Agreements (COC Agreements) with Robert W. Bailey, Robert G. Card, William T. Dehn, Donald S. Evans, James J. Ferris, Garry M. Higdem, Samuel H. Iapalucci, Susan D. King, Ralph R. Peterson, M. Catherine Santee and Thomas G. Searle; and subject to their election to the Board of Directors, Mark A. Lasswell and Joan M. Miller (are hereafter COC Executives). In addition to the officers and directors listed here, the Board of Directors may and has from time-to-time authorized CH2M HILL to enter into COC agreements with certain key executives. Ms. Santee's and Mr. Searle's COC Agreements will be terminated in 2006 once they complete their service on the Board of Directors, but will remain in effect for six months following the date of such termination. The provisions of these agreements will become effective if and when there is a Change of Control (as that term is defined below) of CH2M HILL and, with respect to most benefits, only if the COC Executive is terminated within twenty-four months of such Change of Control. All of the COC Agreements, in effect at that time, will be automatically renewed for an additional one-year period on July 1, 2006. The Agreements automatically renew for successive one-year terms as of July 1 of each year unless CH2M HILL gives notice to the COC Executives that it does not intend to extend the Agreement or intends to change its terms (such notice cannot be given during the pendency of a potential Change of Control). If a Change of Control occurs, the expiration date of the Agreements will automatically extend for twenty-four months beyond the month in which the Change of Control occurs.

        Under the COC Agreements, CH2M HILL will provide each COC Executive with the following benefits at the time the Change of Control event occurs:

  •
  Immediate vesting in all retirement plans and of all outstanding options;

  •
  Pro-rata payout of amounts payable under the Short-Term Incentive Plan for the year of termination; and

  •
  Pro-rata payout of amounts payable under the Long-Term Incentive Plan or Executive Officers Long-Term Incentive Plan, as appropriate.

        CH2M HILL will provide each COC Executive with the following additional benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a Change of Control:

  •
  For the CEO and direct reports, lump-sum payments in the amount equal to 2.99 times the sum of (a) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short-Term Incentive Plan;

  •
  For the other COC Executives, lump-sum payments in the amount equal to 1.5 times the sum of (a) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short-Term Incentive Plan;

  •
  Continuation of health benefits for 36 months for CEO and direct reports and continuation for 18 months for other COC Executives.

  •
  Immediate vesting of all options, restricted stock and other incentive grants and long-term incentive pay.

        For purposes of the Change of Control Agreements, a "Change of Control" is defined generally to include:

  •
  Acquisition of 25% (or more) of the voting securities of CH2M HILL;

  •
  A significant merger or consolidation where CH2M HILL shareholders hold less than 75% of all shares outstanding of the surviving company;

  •
  A change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one year; and

  •
  Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL.

Executive Compensation

        The following table sets forth information regarding annual incentive compensation for the chief executive officer and the other five most highly compensated executive officers of CH2M HILL.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
						Awards		Payouts
Name and principal position	Year	Salary(1) ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)		Restricted Stock Award(4) ($)	Securities Underlying Options (#)	LTIP Payouts(5) ($)	All Other Compensation(6) ($)
Ralph R. Peterson President & Chief Executive Officer	2005 2004 2003	808,488 768,670 698,852	345,000 580,000 425,000	92,879 79,985 73,713		— — —	10,500 10,500 10,500	933,000 605,000 480,000	256,761 79,211 66,634	(7)
Garry M. Higdem Senior Vice President	2005 2004 2003	1,105,027 — —	115,000 — —	126,219 — —	(3)	— — —	— — —	— — —	— — —
Samuel H. Iapalucci Executive Vice President, Chief Financial Officer & Corporate Secretary	2005 2004 2003	457,700 424,430 394,481	315,000 280,000 250,000	54,815 35,966 72,367		— 30,175 —	10,000 10,000 10,000	583,000 204,000 48,245	37,196 34,661 31,911
James J. Ferris Senior Vice President	2005 2004 2003	449,046 424,525 399,429	315,000 280,000 280,000	11,550 20,333 97,899		— — —	10,000 10,000 10,000	285,000 206,000 24,475	46,436 42,429 40,871
Donald S. Evans Senior Vice President	2005 2004 2003	418,129 408,814 388,825	300,000 255,000 225,000	162,939 119,706 112,581	(8)	— — —	10,000 10,000 10,000	90,000 64,548 44,978	36,630 32,544 30,808
Robert G. Card Senior Vice President	2005 2004 2003	399,043 112,501 —	260,000 260,000 80,000	15,691 — —		— 521,600 —	10,000 5,000 —	— — —	30,006 5,590 —

(1)
Amounts shown include compensation earned by executive officers, whether paid during or after such year, or deferred at the election of those officers.

(2)
Amounts shown for 2005 include Mr. Peterson—Deferred paid time off $84,140; Mr. Iapalucci—Deferred paid time off $43,633.

(3)
Amount includes $125,000 special compensation award in lieu of long-term incentive bonus.

(4)
The aggregate holding and market value of restricted stock held on December 31, 2005 by the individual's listed in this table are: Mr. Peterson 28,688 shares/$479,950; Mr. Iapalucci 2,500 shares/$41,825; Mr. Card 40,000 shares/$669,200.

(5)
Amounts shown for 2005 represent the Long-Term Incentive Plan and Executive Officers Long-Term Incentive Plan awards which were paid in 2006. The deferred portion of the ELTIP Payout is included in Other Annual Compensation.

(6)
Amounts shown for 2005 include:

	Retirement and Tax-Deferred Savings Plan	Group Term Life Insurance Premiums	Executive Deferred Compensation Plan	Deferred Compensation Retirement Plan
Ralph R. Peterson	$11,004	$7,343	$57,000	$7,489
Samuel H. Iapalucci	11,004	1,090	22,800	2,302
James J. Ferris	11,004	4,731	22,800	7,901
Donald S. Evans	11,004	3,218	19,950	2,458
Robert G. Card	11,004	952	18,050	—
(7)
In 2005, Mr. Peterson submitted expense reports totaling $173,925 related to prior years. Per IRS regulations, Mr. Peterson was required to report these reimbursements as taxable income.

(8)
Amount shown for 2005 includes $135,000 for the deferred portion of ELTIP payout and a $19,200 housing allowance.

        CH2M HILL has not entered into employment agreements with its executive officers, who serve at the discretion of CH2M HILL's Board of Directors. Therefore, since compensation for executive officers is comprised of salary, bonus and other incentive compensation, some of which are based on year-end performance results, CH2M HILL does not know the aggregate amount of compensation that will be paid to its executive officers in the current year.

Option Grants in the Last Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)(#)	Percent of Total Options Granted to Employees in Year
Name			Exercise or Base Price ($/sh)	Expiration Date
					5% ($)	10% ($)
Ralph R. Peterson	10,500	*	14.92	02/25/2010	43,282	95,642
Garry M. Higdem	—	*	—	—	—	—
Samuel H. Iapalucci	10,000	*	14.92	02/25/2010	41,221	91,088
James J. Ferris	10,000	*	14.92	02/25/2010	41,221	91,088
Donald S. Evans	10,000	*	14.92	02/25/2010	41,221	91,088
Robert G. Card	10,000	*	14.92	02/25/2010	41,221	91,088

(1)
Stock Options are granted at an exercise price equal to the fair market value of CH2M HILL's common stock at the date of grant. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

*
Less than 1%

Aggregated Option Exercises in the Last Year and Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End(#)		Values of Unexercised in-the-Money Options at FY-End($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ralph R. Peterson	—	—	28,875	23,625	168,893	81,112
Samuel H. Iapalucci	—	—	25,000	22,000	145,930	74,830
James J. Ferris	—	—	25,000	22,000	145,930	74,830
Donald S. Evans	9,000	74,790	25,000	22,000	145,930	74,830
Robert G. Card	—	—	1,250	13,750	2,600	25,900

2005 Long-Term Incentives

        The following table sets forth information regarding long-term incentive plan opportunities that were granted to the CEO and the other five most highly compensated executive officers of CH2M HILL in 2005. The long-term incentive plans were established effective January 1, 1999 and 2003. They consist of a new three-year program each year. The 2005 program will be paid out on or after the three-year award period ending December 31, 2007. Generally, the payment of the awards will be 60 percent in common stock, valued at the date of payment, and 40 percent cash. The criterion for payout is based on specific long-term objective and identifiable performance goals of earnings growth and strategic imperatives for CH2M HILL as well as individual goals.

Long-Term Incentive Awards in 2005(1)

		Estimated Future Payouts Under Non-Stock Price-Based Plans
(a)	(c)	(d)	(e)	(f)
Name	Period Until Payout	Threshold ($)	Target ($)	Maximum ($)
Ralph R. Peterson	3 years	0	931,500	1,863,000
Samuel H. Iapalucci	3 years	0	315,000	630,000
James J. Ferris	3 years	0	315,000	630,000
Donald S. Evans	3 years	0	294,000	588,000
Robert G. Card	3 years	0	200,000	400,000

(1)
Certain columns have been omitted because they are not applicable.

Equity Compensation Plan Information

        The following information is provided as of December 31, 2005 with respect to compensation plans pursuant to which CH2M HILL may grant equity awards to eligible persons. See Note 14 to the Consolidated Financial Statements, contained in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2005, for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	4,068,487	(2)	$12.34		13,393,879	(3)
Equity compensation plans not approved by security holders(4)	763,641	(5)	$—	(6)	—	(7)

Total	4,832,128		$12.34		13,393,879

(1)
The equity compensation plans approved by security holders include the 1999 Stock Option Plan, the 2004 Stock Option Plan, the amended Payroll Deduction Stock Purchase Plan (PDSPP) and the Executive Officers Long-Term Incentive Plan (ELTIP).

(2)
Includes 63,826 shares issued under the ELTIP at a price of $18.72 during the first quarter of 2006.

(3)
Includes 651,197 shares reserved for future issuance under the 1999 Stock Option Plan, 4,563,470 shares reserved for future issuance under the 2004 Stock Option Plan and 8,179,212 shares available for purchase under the amended PDSPP.

(4)
The equity compensation plans not approved by security holders include the Short Term Incentive Plan (STIP) and Long Term Incentive Plan (LTIP).

(5)
Includes 621,970 shares issued under the STIP and 141,671 shares issued under the LTIP during the first quarter of 2006.

(6)
The STIP and LTIP shares were issued at a price of $18.72 during the first quarter of 2006.

(7)
Shares available for future issuance under the STIP and LTIP (excluding shares reflected in column (a)) are not determinable until the end of each year.

Deferred Compensation Plans

        Mr. Peterson, Higdem, Ferris, Iapalucci, Evans and Card are participants in the Deferred Compensation Plan (DCP). The plan provides for participants to defer up to 50 percent of base pay and 100 percent of incentive pay. Participants are vested 100 percent at all times. The plan is funded by corporate owned life insurance (COLI) inside a rabbi trust. For DCP account balances at December 31, 2005, participants can choose to start distribution upon: (a) termination of employment, (b) retirement, or (c) date elected by the participant. Participants can choose payment in either a lump sum or through annual installments over 5, 10, or 15 years. The terms of the DCP will be changed in 2006 to comply with the provisions on deferred compensation required by the new American Jobs Creation Act of 2004. Final guidance from the Treasury Department was issued in 2005, including extending the documentary compliance deadline to December 31, 2006. New plan documents will be adopted during the second quarter of 2006 in order for the Deferred Compensation Plan to comply with the regulations under the American Jobs Creation Act of 2004.

        Mr. Peterson, Higdem, Ferris, Iapalucci, Evans and Card are participants in the Executive Deferred Compensation Plan (EDCP). CH2M HILL will contribute 4.75% times base pay in excess of the IRS limitation on compensation for qualified plans, which during 2005 was $210,000. Participants may defer up to an additional 4.75% of base pay in excess of the IRS limitation and CH2M HILL will match the contribution. Certain participants may also defer up to 100 percent of compensation in lieu of paid time off. They may also receive additional discretionary CH2M HILL contributions indexed to base pay. Participants are 100 percent vested at all times on deferrals and earnings on deferrals. The EDCP serves two purposes. It allows CH2M HILL the opportunity to provide a company match for compensation deferrals made by highly compensated employees, whose 401(k) Plan contributions are limited by the Employee Retirement Income Security Act (ERISA). It is also used by CH2M HILL to provide additional retirement benefits for certain of its senior executives at levels to be determined from time-to-time by the Board of Directors. The deferred compensation plans have several hypothetical investment options that a participant may choose to invest the cash portion of their deferred compensation. Each hypothetical investment option is based on an investment fund that is similar to the 401(k) Plan. All deferrals of common stock must remain invested in common stock and are distributed in common stock. Both the DCP and the EDCP utilize a rabbi trust arrangement. For DCP account balances at December 31, 2005, participants can choose to start distributions upon (a) termination of employment, (b) retirement, or (c) date elected by the participant. Participants can choose payment in either a lump sum or through an annual distribution over 5, 10 or 15 years. In 2005, the Treasury Department regulations governing the deferred compensation plans under the American Jobs Creation Act of 2004 were finalized, including extension of the documentary compliance deadline until December 31, 2006. The terms of the EDCP will be amended in new plan documents and will be adopted in the second quarter of 2006 to comply with the American Jobs Creation Act of 2004.

        Mr. Peterson, Higdem, Ferris, Iapalucci, Evans and Card are participants in the Deferred Compensation Retirement Plan (DCRP). This plan provides that CH2M HILL will pay an additional retirement benefit to certain of its senior executives, if they retire from CH2M HILL on or after age 65. The amount of the DCRP benefit may change from time-to-time based on the decision of the Board of Directors of CH2M HILL. Participants are vested 100 percent of the DCRP benefit on reaching age 65. In 2005, the Treasury Department regulations governing the deferred compensation plans under the American Jobs Creation Act of 2004 were finalized, including extension of the documentary compliance deadline to December 31, 2006. The DCRP plan will be updated to comply with the requirements of the American Jobs Creation Act of 2004 during the second quarter of 2006.

Retirement Plans

        Mr. Peterson and Mr. Card are participants in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to one percent of average base compensation (up to $150,000) for 1987 through 1991, multiplied by years of credited benefit service prior to 1992, plus one percent of each year's base compensation (up to $150,000) for each year of credited benefit service from January 1, 1992 through December 31, 1993. CH2M HILL Pension Plan benefits were frozen as of December 31, 1993. Mr. Peterson's and Mr. Card's estimated annual benefit payable at the earliest age when a participant may retire with an unreduced benefit (age 65) is $37,849 and $14,696, respectively.

        Mr. Evans is a participant in the CH2M HILL Pension Plan with respect to his credited benefit service prior to May 1, 1986, and he is a participant in the OMI retirement plan with respect to his credited benefit service from May 1, 1986 through December 31, 1995. Benefits under the OMI retirement plan are equal to 1.5 percent of average compensation (up to the applicable IRS compensation limit for each year) multiplied by the first 20 years of credited benefit service, plus 0.5 percent of average compensation (up to the applicable IRS compensation limit for each year)

multiplied by credited benefit service in excess of 20 years. Mr. Evans' benefit under the OMI Retirement Plan was frozen as of December 31, 1995 upon his transfer from employment covered by the Plan. Mr. Evans' estimated annual benefit payable at the earliest age when a participant may retire with an unreduced benefit (age 65) is $23,521 under the OMI Retirement Plan and $12,771 under the CH2M HILL Pension Plan, or a total of $36,292.

        Mr. Ferris, Higdem, and Iapalucci are not participants in a company-sponsored pension plan.

Change of Control Agreements for Named Executive Officers

        The Board of Directors authorized CH2M HILL to enter into Change of Control Agreements with Mr. Ahearn, Card, Evans, Ferris, Higdem, Iapalucci and Peterson as well as certain other Directors and Officers of CH2M HILL. The provisions of these agreements are described in the Change of Control Agreements section of this Proxy Statement.

Stock Performance Graph

        The following graph shows the total cumulative shareholder return on CH2M HILL's common stock from December 31, 2000 until December 31, 2005, for (i) CH2M HILL's common stock, (ii) the Standard & Poor's Composite—500 Stock Index and (iii) the companies in the Environmental Financial Consulting Group's engineering/consulting industry index.

        The graph assumes the investment of $100 in CH2M HILL common stock and in each of the indexes on December 31, 2000 and reinvestment of all dividends, if any. CH2M HILL does not currently anticipate paying any cash dividends on the common stock. Historical stock price information is not necessarily indicative of future stock performance.

Proposal 2. Ratification of Appointment of Independent Auditors

        The Audit Subcommittee has appointed KPMG LLP to audit the consolidated financial statements of CH2M HILL for the year ending December 31, 2006 and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of KPMG LLP is expected to be present at the Annual meeting. He will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the shareholders vote FOR ratification of appointment of independent auditors.

Proposal 3. Other Business

        In addition to the proposals described above, shareholders may be asked to transact such other business that may properly come before the Annual Meeting and any postponement(s) or adjournment(s). CH2M HILL presently is not aware of any such business at the time this proxy is being sent to you.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 and related rules of the SEC require CH2M HILL's directors, executive officers and holders of more than 10% of any class of CH2M HILL equity securities (Reporting Persons) to file reports of their ownership and changes in ownership of CH2M HILL equity securities with the Commission. The Legal Department at CH2M HILL generally prepares these reports on the basis of information obtained from each Reporting Person. Except as otherwise stated below, CH2M HILL believes that all reports required by Section 16(a) of the Exchange Act to be filed by its Reporting Persons during 2005 were timely filed.

Shareholder Proposals for the 2007 Annual Meeting

        Any shareholder proposals intended to be presented at the 2007 Annual Meeting of Shareholders and included in CH2M HILL's proxy statement and form of Proxy for such meeting must be received by CH2M HILL no later than December 6, 2006 in order to be considered for inclusion in CH2M HILL's Proxy Statement and form of proxy relating to that meeting. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934. For any proposal a shareholder wishes to bring before CH2M HILL's 2007 Annual Meeting of Shareholders, but for which such shareholder does not intend to seek to have a written proposal to be included in CH2M HILL's proxy statement for the 2007 Annual Meeting of Shareholders, if CH2M HILL does not receive notice of such proposal on or prior to February 20, 2007, the proxies solicited on behalf of CH2M HILL's Board for the 2006 Annual Meeting of Shareholders will confer discretionary authority to vote with respect to such proposal.

        UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD AS OF MARCH 24, 2006, WE WILL PROVIDE A COPY OF CH2M HILL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUESTS SHOULD BE DIRECTED TO CH2M HILL'S CORPORATE SECRETARY AT CH2M HILL'S EXECUTIVE OFFICES AT 9191 SOUTH JAMAICA STREET, ENGLEWOOD, COLORADO 80112.

April 3, 2006

PROXY
CH2M HILL Companies, Ltd.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
April 3, 2006

        The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the Company) hereby appoints Samuel H. Iapalucci, Joseph A. Ahearn and Margaret McLean, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 24, 2006, at the Annual Meeting of Shareholders of the Company to be held on May 9, 2006 (the Annual Meeting) at 8 a.m. (Mountain Daylight Time) at 9191 South Jamaica Street, Englewood, Colorado and any adjournment or postponement thereof.

☒
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

☐
MARK HERE TO VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS

1.
ELECTION OF DIRECTORS:

☐
FOR the five nominees listed below, except as otherwise indicated (see instruction below)

☐
WITHHOLD AUTHORITY to vote for the five nominees listed below

    Instruction:
    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Ralph R. Peterson        Barry L. Williams        Carolyn Chin        Joan M. Miller        Mark A. Lasswell

  2.
  PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF CH2M HILL FOR THE YEAR ENDING DECEMBER 31, 2006:

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS CH2M HILL'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
SIGNATURE(s)
(Signature if jointly held)
Date:	, 2006

NOTE: This Proxy Card should be dated, signed exactly as your name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

CONFIDENTIAL VOTING INSTRUCTIONS

CH2M HILL COMPANIES, LTD.

This confidential Voting Instruction Card is solicited on behalf of the Board of Directors

To: The Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

        Pursuant to the terms of the Plan, I, the undersigned, as a participant or a beneficiary and a named fiduciary under the Plan, hereby direct the Trustee: (i) to vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) allocated to my account under the Plan on the record date, and (ii) to vote as a named fiduciary the proportionate amount of shares of Company Stock which is allocated to the accounts of other participants and beneficiaries in the Plan, but for which no voting instructions are received in a timely fashion, at the Annual Meeting of Shareholders of CH2M HILL Companies, Ltd. on May 9, 2006, and at any adjournment or postponement thereof, in the manner specified below.

        The Board of Directors recommends votes be cast FOR the election of each of the nominees for Director and for proposal 2.

  1.
  ELECTION OF DIRECTORS:

  ☐
  FOR the five nominees listed below, except as indicated

  ☐
  WITHHOLD AUTHORITY to vote for the five nominees listed below

    Instruction:
    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Ralph R. Peterson        Barry L. Williams        Carolyn Chin         Joan M. Miller         Mark A. Lasswell

  2.
  PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF CH2M HILL FOR THE YEAR ENDING DECEMBER 31, 2006:

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

SIGN, DATE, AND RETURN THE VOTING INSTRUCTIONS PROMPTLY USING THE ENCLOSED ENVELOPE.
SIGNATURE(s)
Date:	, 2006

CH2M HILL Companies, Ltd.
Participant Notice
Retirement and Tax-Deferred Savings Plan

April 3, 2006

Dear Plan Participant:

        The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Shareholders of CH2M Hill Companies, Ltd. to be held on May 9, 2006, to elect directors and to conduct other business.

        While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can actually vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of March 24, 2006 (the record date for the annual meeting) and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the following:

  1.
  The voting of Company Stock allocated to your account under the Plan on the record date.

  2.
  The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your account under the Plan and the total amount of Company Stock in the Plan) allocated to the accounts under the Plan of other participants and beneficiaries for which no instructions are received.

        A named fiduciary is a person who under ERISA has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, because of the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account and how to vote a pro-rata portion of those shares of Company Stock which are not voted by participants with such shares allocated to their accounts.

        If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your account under the Plan and uninstructed Company Stock in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on May 5, 2006, the Trustee cannot ensure that your voting instructions will be followed.

        It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

        If you have any questions regarding the information provided to you, you may contact Rudd Little, Plan Administrator, 9191 South Jamaica Street, Englewood, CO 80112, (720) 286-3074.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan